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                                                                    EXHIBIT 10.9


[SIGNAL PHARMACEUTICALS, INC. LETTERHEAD]




September 6, 1994

U.S. Venture Partners IV, L.P.
2180 Sandhill Road, Suite #300
Menlo Park, Ca

        Re:     MANAGEMENT RIGHTS

Gentlemen:

        This letter will confirm our agreement that pursuant to your purchase of 1,235,715 shares of Series C Preferred Stock of Signal Pharmaceuticals, Inc. (the "Company"), U.S. Venture Partners IV, L.P. ("USVP IV") will be entitled to the following contractual information and management rights, in addition to rights to non-public financial information, inspection rights, and other rights specifically provided to all investors in the current financing:

1) The Company shall provide to USVP IV, within 30 days of the end of each calendar year, a list of all holders of equity interests and rights to acquire equity interests in the Company as of the end of such year, and the type and amount of such securities held by each such holder.

2) USVP IV shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with a representative(s) of USVP IV regularly during each year at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

3) USVP IV may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.

4) If USVP IV is not represented on the Company's Board of Directors, the Company shall give a representative of USVP IV copies of all notices, minutes, consents, and other material that it provides to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board of Directors with respect to USVP IV concerns regarding significant business issues facing the Company.

        USVP IV agrees, and any representative of USVP IV will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this letter.


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        The rights described herein shall terminate and be of no further force or effect upon the consummation of the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act of 1933 in connection with the firm commitment underwritten offering of its securities to the general public. The confidentially provisions hereof will survive any such termination.



                                        Very truly yours,
                                        Signal Pharmaceuticals, Inc.


                                        By  /s/ ALAN J. LEWIS
                                           -------------------------------------

                                        Title  President
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AGREED AND ACCEPTED THIS ______ DAY OF _______________________, 19___.

U.S. Venture Partners IV, L.P.

By /s/ [AUTHORIZED SIGNATURE]
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